EXHIBIT 99.1

                            [ FloridaFirst Bancorp ]


Dear Member:

The Board of Directors of First Federal Florida has voted unanimously in favor of a plan to reorganize from a federally chartered mutual savings institution to a federally chartered stock savings institution. As part of this Reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of FloridaFirst Bancorp, a federal stock corporation, which in turn will be a majority-owned subsidiary of FloridaFirst Bancorp, MHC, a federal mutual holding company. We are reorganizing so that First Federal Florida will be structured in the stock form of ownership used by a growing number of savings institutions and to allow our Bank to become stronger.

To accomplish the Reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the Plan of Reorganization and mailing your signed proxy card immediately in the enclosed _______ postage-paid envelope marked "PROXY RETURN". Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Bank acts as trustee and we do not receive a proxy from you, the Bank, as trustee for such account, intends to vote in favor of the Plan of Reorganization on your behalf.

If the Plan of Reorganization is approved let me assure you that:

     o Deposit accounts will continue to be federally insured to the same extent permitted by law.
     o Existing deposit accounts and loans will not undergo any change as a result of the Reorganization.
     o Voting for approval will not obligate you to buy any shares of Common Stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of FloridaFirst Bancorp's Common Stock on a priority basis, before the stock is offered to the general public. The enclosed Proxy Statement and Prospectus describes the stock offering and the operations of the Bank. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank), to First Federal Florida in the enclosed YELLOW postage-paid envelope marked "STOCK ORDER RETURN", or return it to any branch office of the Bank. Your order must be physically received by the Bank no later than 12:00 noon Florida time on ___, _____ X, 1999. Please read the Prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or Qualified Plan at First Federal Florida to subscribe for Common Stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than First Federal Florida. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for Bank holidays.

                                      Sincerely,


                                      Gregory C. Wilkes
                                      President and Chief Executive Officer





The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#1

                            [ FloridaFirst Bancorp ]





Dear Member:

The Board of Directors of First Federal Florida has voted unanimously in favor of a plan to reorganize from a federally chartered mutual savings institution to a federally chartered stock savings institution. As part of this Reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of FloridaFirst Bancorp, a federal stock corporation, which in turn will be a majority-owned subsidiary of FloridaFirst Bancorp, MHC, a federal mutual holding company. We are reorganizing so that First Federal Florida will be structured in the stock form of ownership used by a growing number of savings institutions and to allow our Bank to become stronger.

To accomplish the Reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the Plan of Reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope. Should you choose to attend the Special Meeting of Voting Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Bank acts as trustee and we do not receive a proxy from you, the Bank, as trustee for such account, intends to vote in favor of the Plan of Reorganization your behalf.

If the Plan of Reorganization is approved let me assure you that:

     o Deposit accounts will continue to be federally insured to the same extent permitted by law.
     o Existing deposit accounts and loans will not undergo any change as a result of the Reorganization.

We regret that we are unable to offer you Common Stock in the Subscription Offering, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued Common Stock of FloridaFirst Bancorp, or (2) an agent of First Federal Florida to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for Bank holidays.

                                          Sincerely,


                                          Gregory C. Wilkes
                                          President and Chief Executive Officer












The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#2

                            [ FloridaFirst Bancorp ]







Dear Friend of First Federal Florida:

First Federal Florida is in the process of reorganizing from a federally chartered mutual savings institution to federally chartered stock savings institution. As part of this Reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of FloridaFirst Bancorp, a federal stock corporation, which in turn will be a majority-owned subsidiary of FloridaFirst Bancorp, MHC, a federal mutual holding company. We are reorganizing so that First Federal Florida will be structured in the stock form of ownership used by a growing number of savings institutions and to allow our Bank to become stronger.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of FloridaFirst Bancorp's Common Stock on a priority basis, before the stock is offered to the general public. The enclosed Prospectus describes the stock offering and the operations of the Bank. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank), to First Federal Florida in the enclosed postage-paid envelope, or return it to any branch office of the Bank. Your order must be physically received by the Bank no later than 12:00 noon Florida time on ___, ______ X, 1999. Please read the Prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX- XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for Bank holidays.

                                          Sincerely,


                                          Gregory C. Wilkes
                                          President and Chief Executive Officer
















The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#3

                            [ FloridaFirst Bancorp ]










Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the Reorganization of First Federal Florida from a federally chartered mutual savings institution to a federally chartered stock savings institution. As part of this Reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of FloridaFirst Bancorp, a federal stock corporation, which in turn will be a majority-owned subsidiary of FloridaFirst Bancorp, MHC, a federal mutual holding company.

This information packet includes the following:

         PROSPECTUS: This document provides detailed information about First Federal Florida's operations, the proposed stock offering by FloridaFirst Bancorp, a holding company formed by the Bank to become its parent company upon completion of the Reorganization. Please read it carefully prior to making an investment decision.

         QUESTION AND ANSWER BROCHURE: This answers commonly asked questions about the stock offering.

         STOCK ORDER AND CERTIFICATION FORM: Use this form to subscribe for stock and return it, together with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank), in the enclosed postage-paid envelope. Your order must be physically received by the Bank no later than 12:00 noon, Florida time on _____, _____X, 1999.

We are pleased to offer you this opportunity to become one of our charter shareholders. If you have any questions regarding the Reorganization or the Prospectus, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed for Bank holidays.

                                         Sincerely,


                                         Gregory C. Wilkes
                                         President and Chief Executive Officer




The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#4

                 [ SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD ]










Dear Customer of First Federal Florida:

At the request of First Federal Florida, we have enclosed material regarding the offering of Common Stock in connection with the Reorganization of First Federal Florida from a federally chartered mutual savings institution to federally chartered stock savings institution. As part of this Reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of FloridaFirst Bancorp, a federal stock corporation, which in turn will become a majority-owned subsidiary of FloridaFirst Bancorp, MHC, a federal mutual holding company. These materials include a Prospectus and a stock order and certification form, which offer you the opportunity to subscribe for shares of Common Stock of FloridaFirst Bancorp.

We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed and signed stock order and certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank), no later than 12:00 noon, Florida time on ___, ______ X, 1999 in the accompanying YELLOW postage-paid envelope marked "STOCK ORDER RETURN". If you have any questions after reading the enclosed material, please call the Conversion Center at (XXX) XXX- XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative. Please note that the Conversion Center will be closed for Bank holidays.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

                                                                      Sincerely,

                                                                      Sandler
O'Neill & Partners, L.P.











The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Enclosure

#5

                            P R O X Y   R E Q U E S T

--------------------------------------------------------------------------------

                              First Federal Florida


                           -------------------------
                               WE NEED YOUR VOTE!
                           -------------------------

DEAR CUSTOMER OF FIRST FEDERAL FLORIDA:

YOUR VOTE ON OUR PLAN OF REORGANIZATION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE AND MAIL THE ENCLOSED PROXY TODAY. IF YOU HAVE MORE THAN ONE ACCOUNT YOU MAY RECEIVE MORE THAN ONE PROXY.


     REMEMBER: VOTING DOES NOT OBLIGATE YOU TO BUY STOCK. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF REORGANIZATION AND URGES YOU TO VOTE IN FAVOR OF THE PLAN. YOUR DEPOSIT ACCOUNTS OR LOANS WITH THE BANK WILL NOT BE AFFECTED IN ANY WAY. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED.


A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR CONVERSION CENTER AT (XXX) XXX- XXXX.



PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.


                                              SINCERELY,


                                              FIRST FEDERAL FLORIDA



--------------------------------------------------------------------------------

#6

Questions
& Answers




  About the
Reorganization





[holding company logo]







                                       7-1


7-1

QUESTIONS AND
ANSWERS

About the Reorganization

The Board of Directors of First Federal Florida has unanimously adopted a Plan of Reorganization whereby the Bank will convert from a federally chartered mutual savings institution to a federally chartered stock savings institution. As part of this Reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of FloridaFirst Bancorp, a federal stock corporation, which in turn will be a majority-owned subsidiary of FloridaFirst Bancorp, MHC, a federal mutual holding company. Pursuant to the terms of the Plan of Reorganization, FloridaFirst Bancorp will be offering its Common Stock for sale.

First Federal Florida is reorganizing so that it will be structured in the stock form of ownership used by a growing number of savings institutions and to allow our Bank to become stronger.

It is necessary for the Bank to receive a majority of the outstanding votes in favor of the Plan of Reorganization, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed _______ postage-paid envelope marked "PROXY RETURN". YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE PLAN OF REORGANIZATION AND RETURN YOUR PROXY TODAY.


                  Effect on Deposits and Loans


Q.   Will the Reorganization affect any of my deposit accounts or loans?
A. No. The Reorganization will have no effect on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.








                                       7-2

                                  About Voting

Q.   Who is eligible to vote on the Reorganization?
A. Depositors and certain borrowers of the Bank as of ____________ X, 1999 (the "Voting Record Date") who continue to be Members of the Bank as of the date of the Special Meeting.

Q.   How do I vote?
A. You may vote by mailing your signed proxy card(s) in the _____ postage-paid envelope marked "PROXY RETURN". Should you choose to attend the Special Meeting of Members and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.   Am I required to vote?
A. No. Voting Members are not required to vote. However, because the Reorganization will produce a fundamental change in the Bank's corporate structure, the Board of Directors encourages all Members to vote.

Q.   Why did I receive several proxies?
A. If you have more than one account you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

Q. Does my vote for Reorganization mean that I must buy Common Stock of FloridaFirst Bancorp?
A. No. Voting for the Plan of Reorganization does not obligate you to buy shares of Common Stock of FloridaFirst Bancorp.

Q.   I have a joint savings account. Must both parties sign the proxy card?
A.   Only one signature is required, but both parties should sign if possible.

Q.   Who must sign proxies for trust or custodian accounts?
A. The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q. I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?
A. Yes. Please indicate on the card the capacity in which you are signing the card.

                                       7-3

                                 About The Stock

Investment in Common Stock  involves  certain  risks.  For a discussion of these
risks  and  other  factors,   investors  are  urged  to  read  the  accompanying
Prospectus.


Q.   What are the priorities of purchasing the Common Stock?
A.   The  Common  Stock  of   FloridaFirst   Bancorp  will  be  offered  in  the
     Subscription Offering in the following order of priority:

     o Eligible Account Holders (depositors with accounts totalling $50 or more as of June 30, 1997).

     o    Employee Stock Ownership Plan (ESOP).

     o    Supplemental   Eligible  Account  Holders  (depositors  with  accounts
          totalling $50 or more as of December 31, 1998).

     o    Other Members (depositors and certain borrowers as of ______ X, 1999).

     Upon completion of the Subscription Offering, Common Stock that is not sold in the Subscription Offering will be offered to certain members of the general public in a Community Offering and then to the general public in a Syndicated Community Offering.

Q.   Will any account I hold with the Bank be converted into stock?
A. No. All accounts remain as they were prior to the Reorganization. As an Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, you receive priority over the general public in exercising your right to subscribe for shares of Common Stock.

Q.   Will I receive a discount on the price of the stock?
A. No. Regulations require that the offering price of the stock be the same for everyone: customers, directors, officers, employees of the Bank and the general public.






                                       7-4

Q.   How many shares of stock are being offered, and at what price?
A. FloridaFirst Bancorp is offering for sale XX,XXX,XXX shares of Common Stock at a subscription price of $10 per share. Under certain circumstances, FloridaFirst Bancorp may sell up to XX,XXX,XXX shares.

Q.   How much stock can I purchase?
A. The minimum purchase is 25 shares. As more fully discussed in the Plan of Reorganization outlined in the Prospectus, the maximum purchase by any person in the Subscription Offering is $XXX,XXX (XX,XXX shares); in the Community Offering and Syndicated Community Offering, if either is held, the maximum purchase by any person, including purchases by associates of such person or entity, is $XXX,XXX (XX,XXX shares); and the maximum purchase by any person, including purchases by associates of such person or entity in the Subscription and Community Offerings is X.0% of the shares offered, or XXX,XXX shares.

Q.   How do I order stock?
A. You may subscribe for shares of Common Stock by completing and returning the stock order form and certification form, together with your payment, either in person to any branch office of First Federal Florida or by mail in the YELLOW postage-paid envelope marked "STOCK ORDER RETURN." Stock order forms may not be delivered to a walk up or drive through window located at any of the Bank's branch offices.

Q.   How can I pay for my shares of stock?
A. You can pay for the Common Stock by check, cash, money order or withdrawal from your deposit account at the Bank. If you choose to pay by cash, you must deliver the stock order form and payment in person to any branch office of the Bank and it will be converted to a bank check or a money order. PLEASE DO NOT SEND CASH IN THE MAIL.

Q.   When is the deadline to subscribe for stock?
A. An executed order form and certification form with the required full payment must be physically received by the Bank by 12:00 noon Florida time, on ___, ______ X, 1999.





                               7-5

Q. Can I subscribe for shares using funds in my IRA/Qualified Plan at the Bank?
A. Federal regulations do not permit the purchase of Common Stock with your existing IRA or Qualified Plan at the Bank. To use such funds to subscribe for Common Stock, you need to establish a "self-directed" trust account with an outside trustee. Please call our Conversion Center if you require additional information. TRANSFER OF SUCH FUNDS TAKES TIME, SO PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.


Q. Can I subscribe for shares and add someone else who is not on my account to my stock registration?
A. No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in your order becoming null and void.

Q. Will payments for Common Stock earn interest until the Reorganization closes?
A. Yes. Any payments made by cash, check or money order will earn interest at the Bank's passbook rate from the date of receipt to the completion or termination of the Reorganization. Withdrawals from a deposit account or a certificate of deposit at the Bank to buy Common Stock may be made without penalty. Depositors who elect to pay for their Common Stock by withdrawal will receive interest at the contractual rate on the account until the completion or termination of the Reorganization.

Q.   Will dividends be paid on the stock?
A. Following the Reorganization, the Bank anticipates paying a semi-annual cash dividend following the completion of the full first quarter of operations an amount that has yet to be determined.

Q.   Will my stock be covered by deposit insurance?
A. No. The Common Stock cannot be insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC or any other government agency nor is it insured or guaranteed by the First Federal Florida or FloridaFirst Bancorp.





                               7-6

Q.   Where will the stock be traded?
A. Upon completion of the Reorganization, FloridaFirst Bancorp expects the stock to be traded over-the-counter and to be quoted on the Nasdaq National Market under the symbol " XXXX ".

Q.   Can I change my mind after I place an order to subscribe for stock?
A.   No. After receipt, your order may not be modified or withdrawn.


                     Additional Information

Q.   What if I have additional questions or require more information?
A. The Bank's Proxy Statement and Prospectus describe the Reorganization in detail. Please read the Proxy Statement and Prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material you may call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Additional material may only be obtained from the Conversion Center. Please note that the Conversion Center will be closed for Bank holidays. To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date of __________ X, 1999 at 12:00 noon, Florida time, in accordance with Rule 15c2- 8 of the Securities Exchange Act of 1934, as amended, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency nor is the Common Stock insured or guaranteed by First Federal Florida or FloridaFirst Bancorp.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.







                               7-7

                        -------------------------------

                                     L O G O

                        -------------------------------




                              First Federal Florida









                                Please Support Us

                                    Vote Your

                                Proxy Card Today




--------------------------------------------------------------------------------
If you have more than one account, you may have received more than one Proxy depending upon the ownership structure of your accounts. Please vote, sign and return all Proxy Cards that you received.
--------------------------------------------------------------------------------

#8

                            [ FloridaFirst Bancorp ]





                                                      ____________________, 1999



Dear Mr. Smith:

We are pleased to announce that the Board of Directors of First Federal Florida has voted unanimously in favor of a plan to reorganize from a federally chartered mutual savings institution to a federally chartered stock savings institution. As part of this Reorganization, the Bank will convert to a stock savings bank and will become a wholly-owned subsidiary of FloridaFirst Bancorp, a federal stock corporation, which in turn will be a majority-owned subsidiary of FloridaFirst Bancorp, MHC, a federal mutual holding company. We are reorganizing so that First Federal Florida will be structured in the stock form of ownership used by a growing number of savings institutions and to allow our Bank to become stronger.

You are cordially invited to join members of our senior management team at an informational meeting to be held on __________ at 7:30 P.M. to learn more about the Reorganization and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our Reorganization, please call our Conversion Center number at (XXX) XXX-XXXX, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed for Bank holidays.


                                                               Sincerely,


                                                               Signature
                                                               Title








The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

(Printed by Conversion Center)

#9

                            [ FloridaFirst Bancorp ]








                                                      ____________________, 1999




Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Common Stock in FloridaFirst Bancorp.


At this time, we cannot confirm the number of shares of FloridaFirst Bancorp Common Stock that will be issued to you. Such allocation will be made in accordance with the Plan of Reorganization following completion of the stock offering.

If you have any questions, please call our Conversion Center at (XXX) XXX-XXXX. Please note that the Conversion Center will be closed for Bank holidays.

                                             Sincerely,


                                             FloridaFirst Bancorp
                                             Conversion Center













The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

#10

                            [ FloridaFirst Bancorp ]







                                                       ___________________, 1999






Dear Charter Shareholder:

We appreciate your interest in the stock offering of FloridaFirst Bancorp. Due to the excellent response from our Eligible Account Holders, we are unable to fill all orders in full. Consequently, in accordance with the provisions of the Plan of Reorganization, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on __________ XX, 1999. Trading will commence on the Nasdaq National Market under the symbol "____ " on __________ XX, 1999. Your stock certificate will be mailed to you shortly.

We thank you for your interest in FloridaFirst Bancorp, and welcome you as a charter shareholder.


                                            Sincerely,


                                            FloridaFirst Bancorp
                                            Conversion Center













The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#11

                            [ FloridaFirst Bancorp ]









                                                      ____________________, 1999




Dear Interested Investor:



We recently completed our Subscription and Community Offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in FloridaFirst Bancorp and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "___".


                                            Sincerely,


                                            FloridaFirst Bancorp
                                            Conversion Center












The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

#12

                            [ FloridaFirst Bancorp ]




                                                      ____________________, 1999





Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in FloridaFirst Bancorp, the holding company of First Federal Florida and a majority-owned subsidiary of FloridaFirst, MHC.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                 Transfer Agent
                                     Address
                                Telephone Number


Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of FloridaFirst Bancorp, FloridaFirst Bancorp, MHC and the employees of the First Federal Florida, I would like to thank you for supporting our offering.

                                   Sincerely,


                                   Gregory C. Wilkes
                                   President and Chief Executive Officer










The shares of Common Stock offered in the Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

  #13

                            [ FloridaFirst Bancorp ]






                           ____________________, 1999






Dear Interested Subscriber:

We regret to inform you that First Federal Florida and FloridaFirst Bancorp, the holding company for the Bank, have decided not to accept your order for shares of FloridaFirst Bancorp Common Stock in our Community Offering. This action is in accordance with our Plan of Reorganization which gives the Bank and the Holding Company the absolute right to reject the subscription of any Community Member, in whole or in part, in the Community Offering.

Enclosed is a check representing your subscription and interest earned thereon.


                                               Sincerely,


                                               FloridaFirst Bancorp
                                               Conversion Center


















(Printed by Conversion Center)

#14

                 [ SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD ]





                           ____________________, 1999




To Our Friends:

We are enclosing the offering material for FloridaFirst Bancorp, a majority-owned subsidiary of FloridaFirst Bancorp, MHC and the proposed holding company for First Federal Florida, which is now in the process of converting to stock form.

Sandler O'Neill & Partners, L.P. is managing the Subscription Offering, which will conclude at 12:00 noon, Florida time on ________, 1999 Sandler O'Neill is also providing conversion agent and proxy solicitation services for the Bank. In the event that all the stock is not subscribed for in the Subscription Offering and Community Offering. Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of ____, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.


                                            Sincerely,

                                            SANDLER O'NEILL & PARTNERS, L.P.















The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Sandler O'Neill)


#15